UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On October 12, 2012, the registrant entered into a Third Amended and Restated Credit Agreement for a syndicated bank line of credit, which effectively supports its commercial paper program. The new $350 million agreement, which replaces the existing agreement entered into October 18, 2010, has a new five-year maturity and reflects substantially the same terms and conditions as the existing agreement.

The lenders under the amended and restated agreement are: Bank of America, N.A.; JPMorgan Chase Bank, N.A.; U.S. Bank, National Association; Wells Fargo Bank, National Association; Bank of Tokyo-Mitsubishi UFJ Trust Company; Deutsche Bank AG, New York Branch; TD Bank, N.A.; and The Bank of New York Mellon. Bank of America is also the administrative agent and Wells Fargo Bank, JPMorgan, and U.S. Bank are also co-syndication agents. Merrill Lynch Pierce, Fenner and Smith Incorporated, JP Morgan, U.S. Bank, and Wells Fargo are joint lead arrangers and joint book managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: October 15, 2012	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

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